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                             SUBSCRIPTION AGREEMENT


         The undersigned hereby subscribes for 100,000 shares of the common stock of Lifetime Achievement Fund, Inc., a Maryland corporation (hereinafter referred to as the "Corporation"), at a purchase price of $1.20 per share or a total purchase for all shares subscribed for hereunder of $120,000.00. The undersigned understands and agrees that the acceptance of this subscription will be subject to approval by the Corporation and agrees to make payment in cash for such shares herein subscribed for within ten (10) days of the date of acceptance of this subscription by the Corporation.

         The undersigned hereby represents and warrants as follows:

         a. The undersigned has his principal residence in the State of Nebraska.

         b. The undersigned has such knowledge of the business and financial affairs of the Corporation and possesses a sufficient degree of sophistication, knowledge and experience in financial and business matters such that he is capable of evaluating the common stock of the Corporation and the economic risks of acquiring the same.

         c. The purchase of the shares of common stock of the Corporation is being made for investment and not with a view to the resale or distribution of such shares within the meaning of the Securities Act of 1933, as amended, and such shares are being acquired by the undersigned for his own account and with his own funds and no other person has a direct or indirect beneficial interest in such shares.

         d. The undersigned has been informed in writing, by being provided with a copy of this Subscription Agreement, that because the shares for which he is subscribing have not yet been registered under the Securities Act of 1933, as amended, nor the Securities Act of Maryland or Nebraska, and because the Corporation may not successfully effect such registration, the undersigned may have to continue to bear the economic risk of the investment in such shares for an indefinite period.

         e. The undersigned understands that he may not transfer said shares, or any interest therein, without compliance with the provisions of any existing Stock Purchase Agreement, including the delivery to the Corporation of an opinion of counsel satisfactory to the Corporation to the effect that the transfer does not violate applicable state or federal securities laws and that it is possible that he may be unable to make a public resale of such interest.


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         The undersigned hereby agrees as follows:

         a. That all certificates for the shares of common stock to be purchased pursuant to this Subscription Agreement and all certificates in exchange therefor or in replacement thereof shall contain a legend in substantially the following language:

                                    "These securities have not been registered
                           under the Securities Act of 1933, as amended, nor under any applicable state securities law. They may not be sold, transferred or otherwise disposed of unless they are registered under the Securities Act of 1933, as amended, or any applicable state securities law or unless an exemption from such registration is then available in the opinion of counsel satisfactory to the Corporation."

         b. That the Corporation may make a notation in its records or in the records of any transfer agent with respect to the restriction upon transferability of the subject shares to be purchased under this Subscription Agreement.

         c. To indemnify the Corporation, its officers, directors and shareholders and to hold such persons and firm harmless of liability, costs, or expenses (including reasonable attorneys' fees) arising as a result of the sale, transfer, offers for sale or distribution of the shares to be purchased hereunder by him in violation of the Securities Act of 1933, as amended, or any other applicable law.

         d.       That his rights hereunder are not assignable.

         e. That the certificate representing the shares to be purchased by the undersigned in accordance with this Subscription Agreement shall be registered in the following manner:

                                Roland R. Manarin

         DATED this 3rd day of SEPTEMBER, 1999.

                                                 Roland R. Manarin, Subscriber

                                                 /s/ Roland R. Manarin
                                                 --------------------------
                                                 Signature of Subscriber

                                                 Address:

                                                 Telephone Number:
                                                 Social Security No.:


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                           ACCEPTANCE OF SUBSCRIPTION


         The above Subscription is hereby accepted this 3rd day of SEPTEMBER, 1999.

                                      LIFETIME ACHIEVEMENT FUND, INC.

                                         /s/ Charles H. Richter
                                      By:------------------------------
                                        Charles H. Richter, Vice President and
                                           Secretary


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